Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

June 28, 2012

Contact:

Michael Larrowe

President and CEO

Bank of Floyd

(540) 745-5210

Bank of Floyd, former employee reach agreement

FLOYD, VA – Cardinal Bankshares Corporation (OTC BB: CDBK) and the Bank of Floyd today announced that they have reached a settlement agreement with former Bank of Floyd executive Henry Logue. Terms of the agreement were not disclosed.

All claims and counterclaims related to a complaint filed by Cardinal Bankshares Corporation and its bank subsidiary against Logue on April 25 were dismissed. Logue was executive vice president of the parent company in 2010 and early 2011.

“Both parties were able to resolve their differences amicably,” said Bank of Floyd President and CEO Mike Larrowe. “We’re pleased with the outcome and wish Henry the best.”

Floyd, Virginia based Cardinal Bankshares, the parent company for the Bank of Floyd, has $272 million in assets and operates seven branch offices in the Roanoke Region of Virginia.

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